EX-23.b
Consent of Independent Auditors


                        Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Kansas City Life Insurance Company (the Company) of our report dated January 24, 2000 with respect to the consolidated financial statements of the Company as of December 31, 1999 and for each of the two years in the period then ended included in the 2000 Annual Report to Shareholders of Kansas City Life Insurance Company.

Our audits also included the financial statement schedules of Kansas City Life Insurance Company as of December 31, 1999 and for each of the two years in the period then ended listed in item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 2-97351) pertaining to the Savings and Profit Sharing Plan of Kansas City Life Insurance Company of our report dated January 24, 2000 with respect to the consolidated financial statements referred to above incorporated by reference and our report dated March 24, 2000 with respect to the financial statement schedules referred to above in the Annual Report (Form 10K) for the year ended December 31, 2000.


                                                               Ernst & Young LLP


Kansas City, Missouri
March 28, 2001